SECOND AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This Second Amendment to Amended and Restated Loan and Security Agreement is made as of the 31st day of October, 1998 by and between

         BankBoston Retail Finance Inc. (in such capacity, the "Agent"), as Agent for the Lenders party to a certain Amended and Restated Loan and Security Agreement dated as of June 4, 1998,

         the Lenders party thereto, and

         Designs, Inc. (the "Borrower"), a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.


                              W I T N E S S E T H:


     WHEREAS, on June 4, 1998, the Agent, the Lenders and the Borrower entered in a certain Amended and Restated Loan and Security Agreement (as amended and in effect, the "Agreement"); and

     WHEREAS, the Borrower desires to amend and terminate the Joint Venture, to acquire certain of the assets of the Joint Venture, and to assume certain of the liabilities of the Joint Venture, all of which requires the consent of the Agent and the Lenders pursuant to the Agreement; and

     WHEREAS, the Agent, the Lenders and the Borrower desire to consent to the aforesaid transaction and to modify certain of the provisions of the Agreement as set forth herein.

     NOW, THEREFORE, it is hereby agreed among the Agent, the Lenders and the Borrowers as follows:

     1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

     2. Amendments to Article 1. The provisions of Article 1 of the Agreement are hereby amended

          (a)  by adding the following new definitions:



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               "Joint Venture Distribution Agreement": The Amendment and
               Distribution Agreement dated as of October 31, 1998 by and among Designs JV Corp., LDJV Inc. and The Designs/OLS Partnership.

               "JV Acquisition": The transactions described in the Joint Venture Distribution Agreement, including, without limitation, the acquisition by the Borrower of eleven (11) retail store leases and certain personal property associated therewith from the Joint Venture pursuant to the Joint Venture Distribution Agreement.

          (b) by amending the following definitions, effective upon the dissolution of the Joint Venture (in accordance with the provisions of Section 6.1 of the Joint Venture Distribution Agreement):

                  (i) the definition of "Affiliate" by deleting the proviso thereto in its entirety.

                 (ii) the definition of "ERISA Affiliate" by deleting the words "(other than the Joint Venture)" therefrom.

                (iii) the definition of "Guarantors" by deleting the words "the Joint Venture and" in the parenthetical thereto.

                 (iv) the definition of "Indebtedness" by deleting the words "(other than the Joint Venture)" therefrom.

                  (v) the definition of "Permitted Acquisition" by deleting the words "(other than the Joint Venture)" from subparagraph (A) thereof.

                 (vi) the definition of "Related Entity" by deleting the words " but excluding, in any event, the Joint Venture" therefrom.

                (vii) the definition of "Tangible Net Worth" to read as follows:



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                          "Tangible Net Worth": The result, on the day
                          on which compliance with any financial
                          performance covenant applicable to
                          Tangible Net Worth is being determined,
                          of (a) the difference between (i) the
                          Obligors' assets and (ii) the Obligors'
                          liabilities, respectively, minus (b) the aggregate of those of the Obligors' assets as may be deemed intangible in accordance with GAAP, all of the foregoing as would be reflected on a balance sheet prepared in accordance with the requirements of Section 5-1 hereof.


          (c) by deleting the number "$300,000.00" appearing in clause (i) of the definition of "Availability Reserves" and substituting the number "$400,000.00" in its stead.

     3. Amendments to Article 4. The provisions of Article 4 of the Loan Agreement are hereby amended by

          (a)  adding the following new subparagraph to Section 4-7:

                    (d) Indebtedness assumed pursuant to the Joint Venture Distribution Agreement
                    (including, without limitation, any guaranty of the indemnities furnished thereunder).

          (b) by deleting the provisions of subparagraph 4-18(c)(i) in their entirety and substituting the words "Intentionally Omitted" in their stead.


          (c) deleting the provisions of clause (B)(including the first proviso thereto) in Section 4-20(c) of the Agreement.

          (d) adding the words "in accordance with the Joint Venture Distribution Agreement" at the end of the first sentence of
               Section 4-21(a).

          (e)  adding the following at the end of Section 4-21(b):

                    , other than in accordance with the Joint Venture Distribution Agreement.

          (f)  adding the following new subsection to Section 4-21:

                    (c) The Borrower shall not, and shall not permit, any material change or amendment to the Joint Venture Distribution Agreement.

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          (g)  adding the following at the end of Section 4-22:

                    ,other than as contemplated in the Joint Venture Distribution Agreement.

     4. Amendments to Article 5. The provisions of Article 5 of the Loan Agreement are hereby amended by deleting the number "$50,000.00" appearing in Section 5-11(f)(i) and substituting the number "$65,000.00" in its stead.

     5. Amendments to Article 10. The provisions of Article 10 of the Loan Agreement are hereby amended by


          (a)  adding the following at the end of Section 10-7 thereof:

                    (except that possible terminations of
                    Capital Leases by virtue of the consummation of the JV Acquisition shall not constitute an Event of Default hereunder unless the subject lessor actually terminates its Capital Lease and the Borrower fails to repay the amounts due thereunder within three (3) Business Days thereafter).

          (b)  adding the following at the end of Section 10-17 thereof:

                    (except that any default arising thereunder by virtue of the consummation of the JV Acquisition shall not constitute an Event of Default hereunder unless the lessor declares a default thereunder and the Borrower fails to repay the amounts due thereunder within three (3) Business Days thereafter).

          (c)  deleting the provisions of Section 10-19 in their entirety.

     6.   Amendments to Exhibits.

          (a) The following Exhibits to the Agreement are hereby deleted in their entirety and new Exhibits in the form annexed hereto substituted in their stead:

               (i)  Exhibit 4-3
              (ii)  Exhibit 4-5


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          (b)  The provisions of Exhibit 5-13(a) are hereby amended by deleting

               (i) the Minimum Tangible Net Worth required for the Fiscal Quarter ending October, 1998 (i.e. $51,000,000.00) and substituting $57,000,000.00 in its stead; and

              (ii) the Minimum Tangible Net Worth required for the Fiscal Quarter ending January, 1999 and each fiscal quarter ending thereafter (i.e. $48,000,000.00) and substituting "(x) $56,000,000.00, plus (y) an amount equal to the difference between the "Final Outlet Assets Value" as determined under
                    Section 2.3 of the Joint Venture Distribution Agreement and $6,000,000.00 (but in no event less than zero)" in its stead.


     7. Consent to JV Acquisition. The Agent and the Lenders hereby consent to the consummation of the JV Acquisition and the execution and performance of the Joint Venture Distribution Agreement and waive any Events of Default which otherwise would have been occasioned thereby.

     8. Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect.

     9.   Miscellaneous.

               (a)  The Borrower and the Lender acknowledge that:

                    (i) the Inventory acquired by the Borrower in the JV Acquisition and the LOS Inventory constitutes "Acceptable Inventory"; and

                    (ii) the notification by the Borrower of its intent to close the locations set forth in EXHIBIT 4-5 under the caption "Stores Planned for Closure" satisfies the notice requirements of Section 4-5(d) of the Agreement.

               (b) This Second Amendment to Amended and Restated Loan and Security Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.



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               (c)  This Second Amendment to Amended and Restated Loan and
          Security Agreement expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

               (d) Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment to Amended and Restated Loan and Security Agreement.

               (e) The Borrower shall pay on demand all costs and expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Second Amendment to Amended and Restated Loan and Security Agreement.

               (f) The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Second Amendment and is not relying on any representations or warranties of the Agent or any Lender or their respective counsel in entering into this Second Amendment.



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     IN WITNESS WHEREOF, the parties have hereunto caused this Second
Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                        AGENT

                                        BANKBOSTON RETAIL FINANCE INC.


                                        By: /s/ Michael L. Pizette

                                        Name: Michael L. Pizette

                                        Title: Director


                                        LENDERS

                                        BANKBOSTON RETAIL FINANCE INC.



                                        By: /s/ Michael L. Pizette

                                        Name: Michael L. Pizette

                                        Title: Director

                                        NORWEST BUSINESS CREDIT, INC.



                                        By: /s/ Scott Fiore

                                        Name: Scott Fiore

                                        Title: Assistant Vice President


                                        BORROWER

                                        DESIGNS, INC.



                                        By: /s/ Carolyn R. Faulkner

                                        Name:   Carolyn R. Faulkner

                                        Title:  Chief Financial Officer
341050.4